Exhibit 10.126

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (the “Amendment”) is made and entered into as of the 14th day of August, 2015, by and between 2014 HUD MASTER TENANT, LLC, a Georgia limited liability company (“Sublessor”) and C.R. OF GLENVUE, LLC, a Georgia limited liability company (“Sublessee”).

W I T N E S S E T H:

WHEREAS, Sublessor and Sublessee have entered into that certain Sublease Agreement dated July 1, 2015 for that certain skilled nursing facility located at 721 North Veterans Boulevard, Glennville, Georgia 30427 (the “Sublease”); and

WHEREAS, Sublessor and Sublessee desire to amend the Sublease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Sublessor and Sublessee, intending to be legally bound, do hereby covenant and agree as follows:

1.Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Sublease.

2.Term. Section 2 of the Sublease is hereby deleted in its entirety and the following substituted in lieu thereof:

2.    Term. A “Sublease Year” is the twelve (12) month period commencing on July 1, 2015 and each anniversary thereof during each year of the Term. The “Initial Term” commenced on July 1, 2015 (the “Commencement Date”) and ends on June 30, 2025 and may be extended for one (1) separate renewal term of five (5) years (the “Renewal Term”) if: (a) at least one hundred eighty (180) days prior to the end of the Initial Term, Sublessee delivers to Sublessor the “Renewal Notice” indicating that Sublessee desires to exercise its right to extend this Sublease for the Renewal Term and (b) there is no then uncured Event of Default (i) as of the date Sublessor receives the Renewal Notice (the “Exercise Date”), or (ii) on the last day of the Initial Term and (c) Tenant and any Affiliate of Tenant that leases any additional facility from Landlord or Landlord’s Affiliates concurrently deliver appropriate Renewal Notice(s) exercising all renewal options for all such facilities. For purposes hereof, “Termination Date” shall mean the last day of the Initial Term or the Renewal Term (if any) or the earlier date on which this Sublease may be terminated as provided herein and “Term” shall mean the Initial Term plus the Renewal Term (if any).

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3.Rent. Section 3 of the Sublease is hereby deleted in its entirety and the following substituted in lieu thereof:

3.1    Initial Term Rent. Commencing with the Rent due on August 1 of the Initial Term, “Rent” shall be equal to Ninety-five Thousand and 00/100 Dollars ($95,000.00) per month through the end of the first Sublease Year. During each subsequent Sublease Year of the Initial Term, “Rent” shall be equal to one-hundred three percent (103%) of the Rent due for the immediately preceding Sublease Year.
3.2    Renewal Term Rent. To establish a fair market Rent for the Premises during the Renewal Term, the Rent for the Renewal Term shall be reset and expressed as an annual amount equal to the greater of (a) the Fair Market Rental of the Premises as established pursuant to Exhibit C-1 or (b) one hundred three percent (103%) of the Rent due for the immediately preceding Sublease Year. Commencing with the second (2nd) Sublease Year of the Renewal Term, the Rent due each Sublease Year shall equal the amount of the Rent payable for the immediately preceding Sublease Year as increased by three percent (3%).

4.Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Sublease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SUBLESSOR:

2014 HUD MASTER TENANT, LLC,
a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

SUBLESSEE:

C.R. OF GLENVUE, LLC,
a Georgia limited liability company

By:    /s/ Michael E. Winget, Sr.
Name:    Michael E. Winget, Sr.
Title:    Manager

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